Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Syntel, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Bharat Desai, Chairman of the Company, Keshav R. Murugesh, Chief Executive Officer and President of the Company and Arvind Godbole, Chief Financial Officer & Chief Information Security Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bharat Desai
Bharat Desai
Syntel, Inc. Chairman
November 06, 2009

/s/ Keshav R. Murugesh
Keshav R. Murugesh
Syntel, Inc. Chief Executive Officer and President
November 06, 2009

/s/ Arvind Godbole
Arvind Godbole
Syntel, Inc. Chief Financial Officer &
Chief Information Security Officer
November 06, 2009

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